                                 Exhibit (10)(w)

                     Supplemental No-Load Agreement (Agency)
                                     between
                  Merrill Lynch, Pierce, Fenner & Smith, Inc.,
                         The One Group Services Company
                                       and
                             One Group Mutual Funds

               Merrill Lynch, Pierce, Fenner & Smith Incorporated

                      SUPPLEMENTAL FUND SERVICES AGREEMENT
                      ------------------------------------
                                 (No-Load Funds)

This Supplemental Fund Services Agreement (this "Agreement") is made and entered into as of December 3, 1999, by and between Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), The One Group Services Company ("Fund Provider"), and One Group Mutual Funds ("One Group").

1.       Service Agreement.
         ------------------

         Merrill Lynch, the Fund Provider (or its predecessor) and One Group have entered into a Selected Dealer Agreement (the "Dealer Agreement"). The terms of this Agreement are intended to supplement the Dealer Agreement; accordingly, except as otherwise specified herein, the Dealer Agreement, as in effect at the time in question, will apply to all matters set forth herein.

2.       Designation of Employers, Plans and Funds.
         ------------------------------------------

         Merrill Lynch has been retained by certain employers (collectively referred to as "Employers" and individually as an "Employer") to provide recordkeeping services with respect to certain employee benefit plans (collectively referred to as "Plans" and individually as a "Plan") sponsored by the Employers. The provisions of this Agreement are intended to facilitate the investment of assets of the Plans in those open-end investment companies which are set forth in Attachment A hereto, as may be amended from time to time in accordance with Section 12 (collectively referred to as the "Funds" and individually as the "Fund").

3.        Merrill Lynch Services.
          -----------------------

         In connection with providing recordkeeping services with respect to the Plans, Merrill Lynch will:

         (a) Maintain separate records for each Plan which offers the Fund(s) as investment options to participants under the Plan ("Participants"), which records will reflect the shares purchased and redeemed and share balances for each Participant. Merrill Lynch will maintain a single master account with the transfer agent of each Fund on behalf of the Plans for which Merrill Lynch Trust Company or one of its affiliates is acting as trustee and such account will be in the name of Merrill Lynch Trust Company (or appropriate affiliate), as Trustee, or in the name of its nominee, as the record owner of the shares held under such Plans. In the case of a Plan for which Merrill Lynch Trust Company or one of its affiliates is not acting as trustee, a separate account will be established in the name of the trustee of such Plan.

          (b) Disburse or credit to the Plans all proceeds of redemptions of shares of the Fund(s) and all dividends and other distributions not reinvested in shares of the Fund(s), as applicable.

         (c) With respect to each Plan, prepare and transmit to the Employer periodic statements showing the total number of shares owned by the Plan as of the statement closing date, purchases and redemptions of Fund shares by the Plan during the period covered by the statement and the dividends and other distributions paid to the Plan during the statement period (whether paid in cash or reinvested in Fund shares).

         (d) Transmit to the Funds' transfer agent or other person as may be designated by One Group, purchase and redemption orders on behalf of the Plans in accordance with the procedures set forth in Section 4 below.

4.        Procedures for Purchases and Redemptions of Fund Shares.
          --------------------------------------------------------

         (a) On each day the New York Stock Exchange is open for business ("Business Day"), Merrill Lynch may receive instructions from Participants for the purchase, redemption and exchange of shares of the Funds. Instructions received after 4:00 p.m. Eastern Time ("ET") on any Business Day will be treated as if received on the next following Business Day.

         (b) By 9:00 a.m. ET on the next Business Day following receipt of such instructions, Merrill Lynch will provide to One Group or its Designee via the NSCC Defined Contribution Platform (which utilizes the "as of record layout within FundServe) one or more files detailing the instructions received with respect to each Plan prior to 4:00 p.m. ET on the prior Business Day for each of the Funds. If for any reason Merrill Lynch is unable to transmit the file(s) with respect to any Business Day, Merrill Lynch will notify One Group or its designee by 9:00 a.m. ET on the next following Business Day.

         (c) Upon receipt of the NSCC file(s) from Merrill Lynch, One Group or its Designee will execute (or will cause to be executed) the purchase and redemption transactions on a daily basis at the net asset value computed at the close of trading on the New York Stock Exchange ("Close of Trading") on the prior Business Day ("Effective Trade Date"). One Group or its designee agrees that such purchase and redemption transactions will settle on the Business Day following the Effective Trade Date.

         (d) By 6:30 p.m. ET on each Business Day, One Group or its Designee will provide (or will cause to be provided) to Merrill Lynch (i) the Fund's net asset value at the Close of Trading, (ii) in the case of income Funds, the daily accrual or interest rate factor (mil rate) and (iii) when applicable, record date, ex-dividend date and payable date information for dividends and capital gains distributions.

         (e) Notwithstanding the provisions of Section 1(e) of the Dealer Agreement, for purchase and redemption instructions with respect to any Fund, Merrill Lynch and One Group or its designee will settle the purchase and redemption transactions referred to in Section 4(b) above, via the NSCC FundServe settlement process on the next Business Day following the Effective Trade Date.

5.       Transactions in the Funds.
         --------------------------

         Notwithstanding anything to the contrary contained in Section 3 of the Dealer Agreement, One Group or its Designee will make available for purchase by the Plans a class of shares available at net asset value and which are not subject to a contingent deferred sales charge or redemption fee. In addition, no exchange fees will be applicable to shares of the Funds purchased by the Plans. The form of payment of dividends and capital gains distributions will be determined in accordance with Merrill Lynch's operational procedures in effect at the time of the payment of such dividend or distribution.

6.        Fund Information.
          -----------------

         (a) The Fund Provider will provide (or cause to be provided) to Merrill Lynch the information set forth in Attachment B hereto. The Fund Provider hereby agrees that such information will qualify as material approved by the Fund Provider which the Fund Provider has requested that Merrill Lynch distribute under Section 2(e) of the Dealer Agreement. In addition, notwithstanding anything contained in the Dealer Agreement to the contrary, the Fund Provider hereby agrees that Merrill Lynch may use such information in communications prepared for the Plans, including, but not limited to, Participant enrollment and other communications materials and voice response systems, as well as proposals prepared and submitted by Merrill Lynch to sponsors of employee benefit plans or their representatives who have expressed interest in Merrill Lynch's employee benefit plan recordkeeping or other services.

         (b) Notwithstanding anything to the contrary in Section 2(c) of the Dealer Agreement, upon request, the Fund Provider will provide Merrill Lynch with prospectuses, proxy materials, financial statements, reports and other materials relating to each Fund in sufficient quantity for each Participant invested in the Fund.

         (c) The Fund Provider shall provide to Merrill Lynch a description of the Fund(s) and the statement of the objective of the Fund(s) referred to on Attachment B in the format required by Merrill Lynch, which Merrill Lynch shall communicate to the Fund Provider prior to the effective date of this Agreement.

7.        Compensation.
          -------------

         Notwithstanding anything to the contrary in the Dealer Agreement, with respect to Fund shares purchased for each Plan pursuant to this Agreement, the Fund Provider will pay Merrill Lynch fees as set forth in Attachment C hereto, as may be amended from time to time pursuant to Section 12. The fees payable under this Section 7 will be in lieu of any fees which might otherwise be payable under the Dealer Agreement. For the purpose of computing payments to Merrill Lynch under this Section 7 with respect to any Plan, the average daily amount invested by the Plan in a Fund for any calendar quarter will be computed by totaling the Plan's aggregate investment (share net asset value multiplied by total number of shares of the Fund held by the Plan) on each Business Day during the quarter and dividing by the total number of Business Days during such quarter. Merrill Lynch will calculate the amount of any fee to be paid with respect to each Plan hereunder at the end of each calendar quarter and payment will be due within 30 days of receipt by the Fund Provider of Merrill Lynch's invoice for such fees.

8.        Use of Names.
          -------------

         Except as otherwise expressly provided for in this Agreement, neither party will use the name or logo (or any variation thereof) or any tradename or service mark of the other party without such other party's prior written consent, which may be unreasonably withheld.

9.       Termination.
         ------------

         Either party may terminate this Agreement upon 60 days' prior written notice to the other party; provided that One Group or its Designee reserves the right to suspend sales or to withdraw the offering of shares of the Funds, as set forth in Section 10(b) of the Dealer Agreement. Notwithstanding the foregoing, this Agreement will be terminated immediately upon a material breach by either party which is not cured within 30 days after notice from the other party. In the event this Agreement is terminated, the parties will be obligated to fulfill their responsibilities (including under Sections 4 and 7) under the Agreement with respect to any shares of the Funds held under Plans for which Merrill Lynch provides recordkeeping services as of the date of such termination, until and including the date that Merrill Lynch ceases to provide recordkeeping services for such Plan.

10.       Non-Exclusivity.
          ----------------

         Each of the parties acknowledges and agrees that this Agreement and the arrangement described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

11.       Confidentiality.
          ----------------

         Each party will treat confidentially, by not disclosing to unaffiliated persons, all information and documentation provided by the other party relating to any Plan (including the identity of the Plan and information regarding the Participants) except (i) to the Trustee of the Plan, any administrator of the Plan or any person as may be necessary in connection with the proper operation of this Agreement, (ii) in connection with an audit or regulatory examination, or (iii) as may otherwise be legally required.

12.       Amendment.
          ----------

         Notwithstanding Section 10(d) of the Dealer Agreement, this Agreement may not be modified or amended except by an instrument in writing signed by Merrill Lynch, the Fund Provider and One Group.

13.       Notices.
          --------

         Notwithstanding Section 10(c) of the Dealer Agreement, for purposes of this Agreement all communications to be sent to Merrill Lynch will be sent to:
Merrill Lynch, Pierce, Fenner & Smith Incorporated, P.O. Box 9044, Princeton, New Jersey 08543, Attention: Merrill Lynch Group Employee Services. Unless otherwise specified by the Fund Provider below, all communications to be sent to the Fund Provider will be sent to the address indicated in the Dealer Agreement.

14.       Survival.
          ---------

         The provisions of Sections 8, 9 and 11 will survive termination of this Agreement.

         IN WITNESS WHEREOF, the Fund Provider and Merrill Lynch have each caused this Agreement to be executed in its corporate name by its duly authorized officer, as of the date set forth above.

MERRILL LYNCH, PIERCE, FENNER           THE ONE GROUP SERVICES COMPANY
   & SMITH INCORPORATED

By: /s/  Al Del Pizzo                   By: /s/   Mark S. Redman
    -------------------------------         ------------------------------------

Print Name: Al Del Pizzo                 Print Name: Mark S. Redman
            -----------------------                  ---------------------------

Title:  Vice President                   Title:  President
        ---------------------------              -------------------------------

                                        Address for Notice (if applicable):

                                        c/o Banc One Investment Advisors
                                        ----------------------------------------
                                        1111 Polaris Parkway, P.O. Box 710211
                                        ----------------------------------------
                                        Columbus, OH 43271-0211
                                        ----------------------------------------
                                        Contact Person: Jim Gillespie
                                                        ------------------------
                                        Phone: 614-213-6335
                                               ---------------------------------
                                        Fax:  614-213-4098
                                              ----------------------------------

                                        ONE GROUP MUTUAL FUNDS

                                        By: /s/ James T. Gillespie
                                            ------------------------------------

                                         Print Name: James T. Gillespie
                                                     ---------------------------

                                         Title: Vice President
                                                --------------------------------

                                  ATTACHMENT A


                                 [List of Funds]

   Fund Name      Share Class         CUSIP          Symbol           Objective


*See Attached List

                                                                                      NASDAQ
  PORTFOLIO NAME                                            CUSIP #                   SYMBOL
  --------------                                            -------                   ------
  EQUITY FUNDS
  Balanced (A)                                              681937470                 OGASX
  Large Cap Growth (A)                                      681937249                 OLGAX
  Large Cap Value (A)                                       681937876                 OLVAX
  Mid Cap Growth (A)                                        681937728                 OSGIX
  International Equity Income (A)                           681937561                 OEIAX
  Mid Cap Value (A)                                         681937751                 OGDIX
  Equity Index (A)                                          681937827                 OGEAX
  Equity Income (A)                                         681937785                 OIEIX
  Diversified Equity (A)                                    681939815                 PAVGX
  Small Cap Growth (A)                                      681939849                 PGSGX
  Small Cap Value (A)                                       68231N305                 PSOAX
  Diversified Mid Cap (A)                                   68231N701                 PECAX
  Diversified International (A)                             68231N867                 PGIEX
  Market Expansion Index (A)                                68231N826

  INVESTOR FUNDS

  Investor Growth (A)                                      681939674                  ONGAX
  Investor Growth & Income (A)                             681939617                  ONGIX
  Investor Conservative Growth (A)                         681939641                  OICAX
  Investor Balanced (A)                                    681939575                  OGIAX

  FIXED INCOME FUNDS

  Intermediate Bond (A)                                    681937264                  OGBAX
  Government Bond (A)                                      681937330                  OGGAX
  Short-Term Bond (A)                                      681937629                  OGLVX
  Income Bond (A)                                          681937652                  ONIAX
  Ultra Short-Term Bond (A)                                681937314                  ONUAX
  High Yield Bond (A)                                      68231N107                  OHYAX
  Treasury & Agency (A)                                    681939526                  OTABX
  Bond Fund (A)                                            68231IN776                 PGBOX

                                  ATTACHMENT B

PART 1. Fund Reporting and Performance Information
        ------------------------------------------

         A. One Group will provide the following information with respect to each Fund:

        -        Name of the Fund
        -        Objective of the Fund
        - Investor Profile (What type of investor is this Fund designed for?)
        - Portfolio concept (What types of investments make up the Fund's portfolio?)
        -        Name of Fund manager
        -        Biography, including tenure with the Fund, of the Fund manager
        -        Inception date of the Fund
        -        Historical performance data for the Fund
             -   Annual total return since inception
             -   Quarterly total return since inception
        -        All relevant changes to the Fund's method of doing business.

         B. One Group will provide the following information to Merrill Lynch within ten (10) Business Days of the end of each calendar quarter:

         EQUITY FUNDS
         ------------

        - A four to five sentence, one to two paragraph, portfolio manager commentary on how the Fund performed for the quarter, why did it perform so well (or poorly), what does the manager feel will be happening in the market, and how is the manager planning for projected changes in the market, etc.
        -       Fund Asset Size.
        -       Asset Mix (Name and Percentage of Portfolio).
        -       Top Five Major Sector Weightings (Name and Percentage of
                Portfolio).
        -       Top Ten Holdings.
        -       Average Equity Capitalization.
        -       Number of Equity Holdings.
        - Management fees and expenses (broken down into management fees, 12b-1 fees, other expenses, and total operating expenses of the
                Fund).
        - One, three, five and ten year annualized rates of return for the current period.
        - Total return for the current quarter, year to date, and since inception of the Fund from/for the current period.

    FIXED INCOME FUNDS

        - A four to five sentence, one to two paragraph, portfolio manager commentary on how the Fund performed for the quarter, why did it perform so well (or so poorly), what does the manager feel will be happening in the market, and how is the manager planning for projected changes in the market, etc.
        -   Fund Asset Size.
        -   Asset Mix (Name and Percentage of Portfolio).
        -   30-Day Yield.
        -   Average Maturity.
        -   Average Duration.
        -   Average Coupon.
        - Management fees and expenses (broken down into management fees, 12b-I Fees, other expenses, and total Fund operating expenses).
        - One, three, five and ten year annualized rates of return for the current period.
        - Total return for the current quarter, year to date, and since inception of the Fund from/for the current period.
        - Yield for current quarter, year-to-date, preceding 30 days, and preceding 12 months.

PART 11. Fund Description for the Voice Response System

- The Fund Provider will provide to Merrill Lynch, within ten (10) days of the end of each month, the Fund's average annual return for the 1, 5, and 10 year periods ending the current month on a Net Asset Value basis.

- The Fund Provider will provide to Merrill Lynch a description of the Fund which will be used on Merrill Lynch's Voice Response System in the following VRS format:

     ABC FUND
     --------

     The Net Asset Value per share for ABC Fund as of MM/DD/YY was $XXXXX. The average annual total return for the Fund for the one year period ended MM/DD/YY was XXX.XX%, for the five year period ended MM/DD/YY was XXX.XX%. These total return figures assume reinvestment of all dividend and capital gains distributions at Net Asset Value. Total investment return is the combination of net income and gain or loss in market value.

     The ABC Fund seeks the highest total investment return consistent with prudent risk. The portfolio may be invested in equity securities, corporate bonds or money market securities. Historically, the Fund's equity portfolio has been invested in the common stocks of larger, quality companies.

     Please be advised that past performance is no indication of future performance. Investment return and principal value of an investment will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. You should request and read the Fund prospectus prior to investing.

PART III. Proposal Information and Materials

     The Fund Provider will provide to Merrill Lynch the following information and materials on an as needed basis, as requested by Merrill Lynch:

     - A supply of materials relating to the Funds (prospectuses, quarterly reports and other brochures) to include with proposal requests from prospects.

     - Specific investment performance information that may be requested in a Request For Proposal that cannot be obtained from the prospectus. This would include specific calculations on various performance parameters and will require an aggressive turnaround time (usually 5 business days).

                                  ATTACHMENT C

                                  FEE SCHEDULE

A. The Fund Provider shall pay to Merrill Lynch a non-refundable, one-time account set-up fee of $50,000. Payment shall be made with the return of the signed "Supplemental Fund Services Agreement."

For purposes of this Attachment C, the following definitions shall apply:

Small Market Plan - a Plan with less than $3 million in assets or where the employer has less than 500 employees eligible to participate in the Plan ("Eligible Employees") Middle Market Plan - a Plan with at least $3 million but not more than $40 million in assets or where the employer has at least 500 but not more than 1499 Eligible Employees Large Market Plan - a Plan with more than $40 million in assets or the employer has at least 1500 Eligible Employees

B. One Group shall pay to Merrill Lynch for each Fund the following fees:

         1. Processing Fee

         $16.00 annually per each position of each Fund in a Large or Middle Market Plan. The processing fee will be $19.00 per each position of each Fund for Small Market Plans. Payment shall be made quarterly based upon the number of participants of a Fund who hold shares of such Fund in a Plan for any part of the subject quarter.

          The processing fee shall be paid by both the Fund and Fund Agent. The Fund shall pay no more than that portion of the fee equivalent to $18.00 per account, and the Fund Agent shall pay the remainder of the fee.

C. The Fund Provider shall pay to Merrill Lynch for each Fund the following fees:

          1. Service Fee

         .20% of annual average daily value of each Fund's net assets held in the Plans. Payment shall be made quarterly, calculated in accordance with
Section 7 of the Supplemental Fund Services Agreement.

         2. Distribution Fee

         For services Merrill Lynch provides in connection with the sale of a Fund's shares and servicing of the accounts of our customers, for Large Market Plans and Middle Market Plans, the Fund Provider shall pay to Merrill Lynch an amount equal to 25 basis points. The fee for a Small Market Plan will be an amount equal to 100 basis points.

         3. Sales Commission (Finders Fee)

             Not Applicable

D. The Fund Provider agrees to waive certain fees including, but not limited to, the following:

         1. Initial Sales Charge
         2. Contingent Deferred Sales Charge
         3. Redemption Fees
         4. Exchange Fees
         5. Federal Funds Wire Payment Fees